Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2012, by and between Halcón Resources Corporation, a Delaware corporation (the “Company”), on the one hand, and the parties listed on Exhibit A, Part 1 to this Agreement, (collectively, the “Sellers”), on the other hand.

W I T N E S S E T H:

WHEREAS, the Company and the Sellers entered into that certain Purchase and Sale Agreement dated as of June 5, 2012, as amended (the “PSA”), in connection with which, on the date hereof, the Company issued 16,460,317 newly issued shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), to the Sellers; and

WHEREAS, as a condition to the consummation of the transactions contemplated by the PSA, the Company has agreed to grant the Sellers certain registration rights with respect to their Registrable Shares as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Shares” means shares or other securities issued in respect of the Shares by reason of or in connection with any stock dividend, stock distribution, stock split or similar issuance.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Affiliate” means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.

“Barclays RRA” means that certain Registration Rights Agreement dated as of March 5, 2012, as supplemented or amended, by and between the Company and Barclays Capital, Inc., as lead placement agent.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Houston, Texas are authorized or obligated by applicable law, regulation or executive order to close.

“Closing Date” means the Closing Date as defined in the PSA.

“Commission” means the Securities and Exchange Commission.

“Common Stock” is defined in the first recital clause of this Agreement.

“Company” is defined in the introductory paragraph of this Agreement, and any successor thereto.

“End of Suspension Notice” is defined in Section 5(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“FINRA” means the Financial Industry National Regulatory Agency.

“HALRES LLC” means HALRES LLC, a Delaware limited liability company.

“Holder” means (i) each Person listed on Part 1 of Exhibit A to this Agreement, so long as such Person is a record owner of Registrable Shares, and (ii) each Permitted Assignee of Registrable Shares from any Person listed on Exhibit A to this Agreement or from any Permitted Assignee.

“Losses” is defined in Section 6(a) hereof.

“Mandatory Registration Statement” means the Mandatory Shelf Registration Statement or any Subsequent Shelf Registration Statement.

“Mandatory Shelf Registration Statement” is defined in Section 2(a) hereof.

“NYSE” means the New York Stock Exchange or any other national securities exchange on which the Common Stock is listed.

“Permitted Assignee” means an assignee of rights under this Agreement, which assignment shall be evidenced in writing and may be made only to (i) an Affiliate of a Seller that acquires all of such Seller’s Registrable Shares, (ii) any individual or entity listed on Part 2 of Exhibit A to whom a Seller distributes Registrable Shares, or (ii) an individual or entity (including an Affiliate) to whom a Seller or a Permitted Assignee sells, assigns distributes or otherwise transfers Registrable Shares aggregating at least 500,000 Registrable Shares.

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Piggyback Registration Statement” is defined in Section 2(b) hereof.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

“PSA” is defined in the first recital clause of this Agreement.

“Registrable Shares” means the Shares and any Additional Shares in respect thereof; provided, however, that any such securities shall cease to be Registrable Shares on the earliest to occur of (i) the date on which they have been sold pursuant to a Registration Statement; (ii) the date on which they are sold pursuant to Rule 144; (iii) the date on which they are sold to the Company or its subsidiaries, or (iv) the date on which the Holder thereof is able to dispose of all such Holder’s Shares and Additional Shares within a three-month period pursuant to Rule 144.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, the NYSE and FINRA fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and the NYSE), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the NYSE pursuant to Section 4(n) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) reasonable expenses incurred by the Sellers in connection with any Registration Statement (including the reasonable fees and disbursements of one counsel for the Sellers) and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (vi) above.

“Registration Statement” means any Mandatory Registration Statement or Piggyback Registration Statement.

“Rule 144”, “Rule 158”, “Rule 415”, or “Rule 424”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the Selling Holders (other than as specifically provided in the definition of “Registration Expenses” above) and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

“Selling Holder” means a Holder who is selling Registrable Shares under a registration statement pursuant to the terms of this Agreement.

“Shares” is defined in the first recital clause of this Agreement.

“Subsequent Shelf Registration Statement” is defined in Section 2(c) hereof.

“Suspension Event” is defined in Section 5(b) hereof.

“Suspension Notice” is defined in Section 5(b) hereof.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2. Registration Rights.

(a) Mandatory Shelf Registration. In accordance with the procedures set forth in Section 4, the Company agrees to file with the Commission as soon as reasonably practicable, but in no event later than 30 days following the Closing Date, a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Shares consisting of Shares and all Additional Shares in respect thereof (including for the avoidance of doubt any Additional Shares that are issued prior to the effectiveness of such shelf registration statement) (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Shelf Registration Statement”). The Company agrees to use its commercially reasonable efforts to cause any Mandatory Registration Statement to be declared effective by the Commission as soon as reasonably practicable following such filing.

(i) Effectiveness and Scope. The Company shall use its commercially reasonable efforts to cause any Mandatory Registration Statement to remain continuously effective until the earlier of (A) the sale pursuant to a registration statement of all of the Registrable Securities covered by the Mandatory Shelf Registration Statement, (B) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Shares covered by the Mandatory Shelf Registration Statement, (C) such time as the Registrable Shares covered by the Registration Statement are, in the opinion of counsel to the Company, eligible for resale pursuant to Rule 144 without regard to the requirement that the Company be current in its Exchange Act reporting, (D) such time as all of the Registrable Shares covered by the Mandatory Shelf Registration Statement have been sold to the Company or any of its subsidiaries or (E) the second anniversary of the effective date of the initial Shelf Mandatory Registration Statement (subject to extension pursuant to Section 5(c)). Any Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holder(s) of the Registrable Shares.

(ii) Underwriting. If any Holder proposes to conduct an Underwritten Offering under a Mandatory Shelf Registration Statement, such Holder shall give notice to the Company and all other Holders whose securities are included in the Mandatory Shelf Registration Statement of the managing underwriters for such proposed Underwritten Offering, such managing underwriters to be selected by the Company subject to the approval of the Selling Holders, not to be unreasonably withheld; provided, however, that the Company shall not be required to offer such opportunity to Holders if the Holders do not offer a minimum of $30 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Shares held by the participating Holders by the average of the closing price on the NYSE for the Common Stock for the ten trading days preceding the date of such notice). In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6, and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the registration and disposition of the Registrable Shares included in such Underwritten Offering. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that a Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary for selling stockholders and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included in such Underwritten Offering, then the managing underwriters may exclude shares (including Registrable Shares) from the Underwritten Offering, and any shares included in the Underwritten Offering shall be allocated to each of the Holders requesting inclusion of their Registrable Shares in such Underwritten Offering on a pro rata basis based on the total number of Registrable Shares then held by each such Holder which is requesting inclusion.

(iii) Selling Stockholder Questionnaires. Each Holder agrees, by its acquisition of Registrable Shares, that if such Holder wishes to sell Registrable Shares pursuant to the Mandatory Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(a)(iii). Upon request by the Company, each Holder wishing to sell Registrable Shares pursuant to a Mandatory Shelf Registration Statement and related Prospectus agrees to deliver a written notice, substantially in form and substance of Exhibit B attached to this Agreement (a “Notice and Questionnaire”), to the Company (to the extent such Notice and Questionnaire has not been previously provided by such Holder). The Company shall mail the Notice and Questionnaire to the Holders no later than the date of initial filing of the Mandatory Shelf Registration Statement with the Commission. No Holder shall be entitled to be named as a selling securityholder in the Mandatory Shelf Registration Statement as of the initial effective date of the Mandatory Shelf Registration Statement, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Shares at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders shall have at least 20 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company. Notwithstanding the foregoing, (1) upon the request of any Holder that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Shares after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such Holders at the address set forth in the request and (2) upon receipt of a properly completed Notice and Questionnaire from such Holder, the Company shall use all commercially reasonable efforts to name such Holder as a selling securityholder in the Mandatory Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Mandatory Shelf Registration Statement; provided, however, that the Company will have no obligation to add Holders to the Shelf Mandatory Registration Statement as selling securityholders more frequently than one time per every 30 calendar days.

(b) Piggyback Registration. Subject to the limitation set forth in clause (b)(ii) below, if, after the date hereof, the Company proposes to file a registration statement under the Securities Act providing for a public offering of the Company’s securities, other than a Mandatory Registration Statement or a registration statement on Form S-8 or Form S-4 or any similar form hereafter adopted by the Commission as a replacement therefor (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Piggyback Registration Statement”), the Company will notify each Holder holding Registrable Shares of the proposed filing and afford each Holder an opportunity to include in such Piggyback Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in any such Piggyback Registration Statement all or part of the Registrable Shares held by such Holder shall, within ten (10) days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in such Piggyback Registration Statement and provide, as a condition to such inclusion, such information regarding itself, the Registrable Shares held by it and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Registrable Shares. Any election by any Holder to include any Registrable Shares in such Piggyback Registration Statement will not affect the inclusion of such Registrable Shares in the Mandatory Shelf Registration Statement until such Registrable Shares have been sold under the Piggyback Registration Statement; provided, however, that at such time, the Company shall have the right to remove from the Mandatory Shelf Registration Statement the Registrable Shares sold pursuant to the Piggyback Registration Statement.

(i) Right to Terminate Piggyback Registration. At any time, the Company may terminate or withdraw any Piggyback Registration Statement referred to in this Section 2(b), and without any obligation to any such Holder whether or not any Holder has elected to include Registrable Shares in such registration. The Company shall also have the right to suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time whether or not any Holder has elected to include Registrable Shares in such registration.

(ii) Limitation on Piggyback Registration. The Company shall have no obligations to any Holder under this Section 2(b) (including, without limitation, no obligation to provide notice to any Holder of the Company’s proposed filing of a registration statement providing for a public offering of the Company’s securities or to include Registrable Shares of any Holder in any such registration statement) at any time during which either (1) the Mandatory Shelf Registration Statement is effective and available for the resale of Registrable Shares of such Holder, or (2) the Company is in the process of adding such Holder to the Mandatory Shelf Registration Statement in accordance with the last sentence of Section 2(a)(iii) of this Agreement.

(iii) Underwriting. The Company shall advise the Holders of the managing underwriters for any Underwritten Offering proposed under the Piggyback Registration Statement. The right of any such Holder’s Registrable Shares to be included in any Piggyback Registration Statement pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in the Underwritten Offering to the extent provided herein.

All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary for selling stockholders and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude shares (including Registrable Shares) from the Piggyback Registration Statement and the Underwritten Offering, and any Shares included in the Piggyback Registration Statement and the Underwritten Offering shall be allocated, first, to the Company, and second, to each of the holders requesting inclusion of their registrable shares in such Piggyback Registration Statement pursuant to the Barclays RRA (if any), and third to HALRES LLC together with each Holder requesting inclusion in the Piggyback Registration Statement on a pro rata basis based on the total number of Registrable Shares then held by HALRES LLC and by each such Holder. If any Holder disapproves of the terms of any Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days prior to the effective date of the Piggyback Registration Statement. Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the Piggyback Registration Statement.

(iv) Hold-Back Agreement. By electing to include Registrable Shares in the Piggyback Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during such periods as reasonably requested (but in no event for a period longer than 90 days following the effective date of the Piggyback Registration Statement, provided each of the executive officers and directors of the Company that hold shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company are subject to the same restriction for the entire time period required of the Holders hereunder) by the representatives of the underwriters, if an Underwritten Offering.

(v) Mandatory Shelf Registration not Impacted by Piggyback Registration Statement. The Company’s obligation to file any Mandatory Shelf Registration Statement shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.

(c) Subsequent Shelf Registration for Additional Shares Issued after Effectiveness of the Mandatory Shelf Registration Statement. If any Additional Shares are issued or distributed to Holders after the effectiveness of the Mandatory Shelf Registration Statement, or such Additional Shares were otherwise not included in a prior Registration Statement, then the Company shall as soon as practicable file an additional shelf registration statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Subsequent Shelf Registration Statement”) covering such Additional Shares on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Mandatory Shelf Registration Statement.

(d) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement (including in connection with any Underwritten Offering pursuant to this Agreement). Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement.

3. Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act, at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Shares, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

4. Registration Procedures.

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(a) prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause any Mandatory Registration Statement to become and remain effective as set forth in Section 2(a)(i) hereof; provided, however, that the Company shall not be required to cause any Piggyback Registration Statement to become or remain effective;

(b) subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consenting to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Holder covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f) notify each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

(g) during the period of time referred to in Section 4(a) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holders indicate relates to them or otherwise reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or caused to be furnished to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, including a standard “10b-5” letter, reasonably satisfactory to the underwriters; and (ii) one or more “cold comfort” letters, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by (A) any independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings; provided that, in order to be an addressee of any such comfort letter, each Holder may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature; and (B) any independent reserve engineering firm who have estimated or audited reserves of the Company included in such Registration Statement;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings consistent with representations and warranties made by the Company in public or private offerings and confirm the same to the extent customary if and when requested;

(m) in connection with an Underwritten Offering, use its commercially reasonable efforts to make available for inspection by the representative of any underwriters participating in any disposition pursuant to a Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act and cause the respective officers, directors and employees of the Company to supply all such information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company determines in good faith is reasonably acceptable;

(n) use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which the Common Stock is then listed or included;

(o) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

(p) (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(q) cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(r) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s charter), and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three Business Days prior to any sale of the Registrable Shares.

The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 4(f)(iii) or 4(f)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5. Suspension Period.

(a) Subject to the provisions of this Section 5 and a good faith determination by a majority of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of any Mandatory Registration Statement, following the effectiveness of such Mandatory Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Mandatory Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than 60 days in any 90-day period or more than 120 days in any 12-month period), if any of the following events shall occur: (i) an underwritten public offering of Common Stock by the Company if the Company is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Mandatory Registration Statement would have a material adverse effect on the Company’s offering, or (ii) pending discussions relating to a transaction or the occurrence of an event (1) that would require additional disclosure of material information by the Company in the Mandatory Registration Statement and that has not been so disclosed, and (2) as to which the Company has a bona fide business purpose for preserving confidentiality. Upon the earlier to occur of (A) the Company delivering to the Holders an End of Suspension Notice, as hereinafter defined, or (B) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Mandatory Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Mandatory Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible. The Company shall have the right to suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the

Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5 with respect to any Mandatory Registration Statement, the Company agrees that it shall extend the period of time during which such Mandatory Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided such period of time shall not be extended beyond the date that Shares or Additional Shares are not Registrable Shares.

6. Indemnification and Contribution.

(a) By the Company. In the event of a registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, their respective directors, officers, employees, agents and managers, and each Person, if any, who such controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and their respective directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Mandatory Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or (iii) in the case of each Selling Holder, arise out of or are based upon or asserted by any person, including stockholders of the Company, in connection with or as a result of any act taken or failure to take any action by such Selling Holder pursuant to this Agreement, including the entry into this Agreement (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from the gross negligence or willful misconduct of the Selling Holder), and will reimburse such Selling Holders, their respective directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Mandatory Registration Statement or such other registration statement, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder and the Company, their respective directors, officers, employees and agents and each Person, if any, who controls a Selling Holder or the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Mandatory Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or the Company or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(c) Notice. Promptly after any indemnified party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party written notice of such claim but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Selling Holder from the sale of Registrable Shares giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 6 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

7. Intentionally Omitted.

8. Termination of the Company’s Obligations.

The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding, provided, however, that the Company’s obligations under Sections 3, 6 and 10 of this Agreement shall remain in full force and effect following such time.

9. Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in the Mandatory Shelf Registration Statement or Piggyback Registration Statement, if any, filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included.

10. Miscellaneous.

(a) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Agreement, Registrable Shares owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(b) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram, addressed as follows:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company;

(ii) if to the Company, at the offices of the Company at 1000 Louisiana Street, 69th Floor, Houston, Texas 77002, Attention: Floyd Wilson; with copies (which shall not constitute notice) to: Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attention: William Heller, Esq. (facsimile 832-397-8071); and

(iii) if to the Sellers, at:

CH4 Energy II, LLC

1000 W. Weatherford Street

Fort Worth, Texas 76102

Attention: Richard D. Brannon

PetroMax Leon, LLC; PetroMax Operating Co., Inc.,

603 Main Street, Suite 201

Garland, Texas 95040

Attention: Steve Blackwell

Petro Texas, LLC

c/o New Gulf Operating, LLC,

its Manager

6310 East 102nd Street

Tulsa, Oklahoma 74137

Attention: Tracy Poole

(c) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto (including Permitted Assignees) and shall inure to the benefit of each Holder.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS SITTING IN HARRIS COUNTY, TEXAS, IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) Entire Agreement. This Agreement, together with the PSA, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(h) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(i) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the PSA. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(j) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement in addition to any other remedy to which each party is entitled at law or in equity. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HALCÓN RESOURCES CORPORATION

By:	/s/ Steve W. Herod
Name: Steve W. Herod
Title: President

SELLERS

CH4 ENERGY II, LLC

By:	/s/ Richard D. Brannon
Name: Richard D. Brannon
Title: President

PETROMAX LEON, LLC

By:	PetroMax Operating Co., Inc.
Its:	Manager

By:	/s/ Steve Blackwell
Name: Steve Blackwell
Title: President

PETRO TEXAS LLC

By:	New Gulf Operating, LLC
Its:	Manager

By:	/s/ Tracy A. Poole
Name: Tracy A. Poole
Title: Vice President

Registration Rights Agreement Signature Page

EXHIBIT A

PART 1: SELLERS

CH4 ENERGY II, LLC, a Delaware limited liability company

PETROMAX LEON, LLC, a Texas limited liability company

PETRO TEXAS LLC, a Delaware limited liability company

PART 2: SPECIFIC PERMITTED ASSIGNEES

Richard Brannon

Steve Blackwell

John Gilboux

Jon Stephenson

Jack Brannon

Jim Finley

Clinton Koerth

Mark J. Brannon, Jr.

Dan Bruhl

John Zerdecki

Brent Talbott

Steve Clark

Herschel Sanders

John Swanson

Jason Pearce

Kenneth Braden

NGP IX CH4 Holdings, LLC

IPC/Rimrock, L. P.

Irving Place Capital Partners III, L. P.

Tulsa E&P LLC

New Gulf Operating, LLC

A-1

EXHIBIT B

FORM OF NOTICE AND QUESTIONNAIRE

HALCÓN RESOURCES CORPORATION

Selling Stockholder Questionnaire

INFORMATION FOR REGISTRATION STATEMENT

ON FORM S-3 TO BE FILED WITH

THE SECURITIES AND EXCHANGE COMMISSION

This Questionnaire is being distributed to the selling stockholders of Halcón Resources Corporation (the “Company”) for the purpose of confirming information required to be included in the prospectus and registration statement, as amended from time to time (the “Registration Statement”), for the resale (the “Offering”) of certain shares of the Company’s common stock, $0.0001 par value, by you.

The Securities Act of 1933, as amended, imposes certain liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading. The information you provide in this Questionnaire may be used by the Company in preparation of the Registration Statement and, to the extent provided in the underwriting agreement, to which you will be a party, you will be legally responsible for any such information.

ACCORDINGLY, IT IS YOUR OBLIGATION TO READ THIS QUESTIONNAIRE CAREFULLY AND TO ANSWER THE ITEMS CONTAINED IN THE QUESTIONNAIRE COMPLETELY AND ACCURATELY. If you require assistance to complete any items contained herein, please feel free to call Kristen Ford at 713-951-5813.

Please answer every question in the Questionnaire, indicating “None” or “Not Applicable” where appropriate. If the space provided after each question is inadequate, please use the back of the page or attach a separate sheet. If you are uncertain on how to respond, err on the side of reporting facts which you think may be relevant. The answers should be given as of the date you sign the Questionnaire.

Upon completion, please date and sign one copy of the Questionnaire and return it as soon as possible, but in no event later than 5:00 pm Central Time on August 10, 2012 to Kristen Ford at kristen.ford@tklaw.com or by fax at 832-397-8213. Please also return the signed original to Kristen Ford of Thompson & Knight LLP, at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

RESPONDENTS ARE DIRECTED TO APPENDIX A HERETO FOR A DEFINITION OF THE BOLD-FACED TERMS.

I. General Information

State the exact name in which the shares to be sold are registered of record, the address of the record holder and the number of shares held:

Name:
Address:

Class, Series and
Number of
Shares held:	Common Stock –shares

If shares are held of record by more than one record holder, please furnish similar information for each additional record holder.

State the exact name of the Beneficial Owner of the shares to be sold, as it should appear in the Registration Statement:

State below your address, telephone number, and fax number for purposes of communication:

Address:

Telephone No.:
Fax No.:

(d) State your tax identification number (EIN or SS#):

II. Beneficial Ownership

The Registration Statement is required to disclose the number of shares of stock that will be beneficially owned by you immediately prior and subsequent to the Offering, whether or not registered in your name, and the number of shares to be sold for your account in the Offering.

The undersigned understands that the actual number of shares to be sold in the offering will be extrapolated from the existing ownership today to reflect the recapitalization of the Company prior to the offering.

(1) Shares Currently Owned

Number of shares of stock beneficially owned by you (including by reason of options, warrants or other rights to acquire stock):

Of such stock:

Stock as to which you have sole

voting power:

Stock as to which you have shared

voting power:

Stock as to which you have sole

investment power:

Stock as to which you have shared

investment power:

Number of shares of stock owned by family members, trusts and other organizations with which you have a relationship, and any other stock of which you may be deemed to be the “Beneficial Owner”:

Of such stock:

Stock as to which you have sole

voting power:

Stock as to which you have shared

voting power:

Stock as to which you have sole

investment power:

Stock as to which you have shared

investment power:

(2) Amount of Shares to be Sold in the Offering

Maximum number of shares of stock beneficially owned by you to be sold in the Offering:

(3) Nature of Beneficial Ownership

(a) Are any shares of stock indicated in response to Item II(1) as beneficially owned by you shares owned other than for your own economic benefit?

Yes                                           No

(b) Are any shares of stock indicated in response to Item II(1) as beneficially owned by you shares which you have the right to acquire within 60 days?

Yes                                           No

If your answer is yes to either Item II(3)(a) or II(3)(b), please explain below:

(c) Are you aware of any voting trust or other-similar agreement relating to more than 5% of any class of voting securities of the Company?

Yes                                           No

If your answer is yes, please describe below:

(4) Disclaimer of Beneficial Ownership

Do you wish to disclaim Beneficial Ownership of any of the stock reported in response to Item II(1)?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the Beneficial Owner(s) of the stock in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Stock Beneficially Owned

III. Relationships with the Company

(a) Have you held any position or office with the Company or any of its Affiliates within the past three (3) years?

Yes                                          No

If your answer is yes, please describe below:

(b) Have you had any other Material relationship, directly or indirectly, with the Company or any of its Affiliates within the past three (3) years?

Yes                                           No

If your answer is yes, please describe below:

V. Broker-Dealers

(a) Are you a broker-dealer?

Yes                                           No

If “Yes”, please answer subsection (i), subsection (ii) and subsection (iii) below:

(i)	Did you acquire the shares as compensation for underwriting/broker-dealer activities?

Yes                                          No

(ii)	Did you acquire the shares for investment purposes?

Yes                                          No

(iii)	If you answered “No” to both questions V(a)(i) and V(a)(ii), please explain your reason for acquiring the shares to be sold below:

(b) Are you an Affiliate of a broker-dealer?

Yes                                          No

If “Yes”, please answer subsection (i) and subsection (ii) below:

(i)	Did you purchase the shares with the expectation to resell the shares in the ordinary course of business?

Yes                                           No

(ii)	Did you have an agreement or understanding, directly or indirectly, with any person to distribute the shares at the same time the shares were originally purchased?

Yes                                          Explain:

No

VI. The Financial Industry Regulatory Authority.

(a) To your knowledge, has any Arrangement been entered into within the past six months that provides for the receipt of any item of value and/or transfer of any warrants, options or other Securities from the Company to any Underwriter or Related Person, other than normal investment bank advisor Arrangements and the S-3 offering? [FINRA Rule 5110(b)(6)(A)(iv)]

Yes                                          No          X

If you answered “Yes,” please provide the details of the Arrangement below:

(b) Are you a FINRA Member, a Person Associated with a FINRA Member, a direct or indirect Affiliate of a FINRA Member or an Underwriter or Related Person with respect to a proposed offering? [FINRA Rule 5110(b)(6)(A)(iii)]

Yes                                          No

If you answered “Yes,” please identify the FINRA Member and/or Underwriter or Related Person and describe the nature of the relationship with the FINRA Member, including, in the case of a general or limited partner, the identity of the partner below:

If your answer to clause (b) is “No,” you need not respond to (c) below.

(c) If your answer to clause (b) is “Yes” and you Beneficially Own any equity or debt Securities or Derivative Instruments of the Company, please provide the following information with respect to all such Securities.

Title of Security	Amount of Security Owned	Price or Other Consideration Paid for Security	Date of Acquisition of Security

(d) Do you know of any dealings between any member of the FINRA, including former members of the NASD, any person who is an Associate or Affiliate of the FINRA, including former members of the NASD, or any potential Underwriter or Related Person, on the one hand, and the Company and its Affiliates, on the other hand, including, without limitation, any Arrangement that provided for the receipt of any item of value (including warrants, options or other securities of the Company or its Affiliates) by any Underwriter or Related Person?

Yes                                          No

(e) Are you a member of or otherwise a person who is an Associate or Affiliate of a member firm of the FINRA, including former members of the NASD? Such FINRA Member firms may include, for example, broker-dealers, underwriters and full-service and/or discount brokerage firms. A person associated with a FINRA Member firm may include, for example, a partner, Officer, Director or employee of any FINRA Member firm.

Yes                                           No

(f) Do you own stock or other securities of any FINRA Member firm, including former members of the NASD, (other than securities purchased on the open market)? For purposes of this question, please include securities beneficially owned by you. (You should assume, absent extraordinary circumstances, that securities held by your spouse, minor children or relatives who share your home are Beneficially Owned by you.)

Yes                                          No

(g) Have you made a loan to any FINRA Member firm, including former members of the NASD?

Yes                                          No

If you answered “YES” to any of the questions above, please elaborate on your response below :

(h) To the best of your knowledge, is any Director, Officer or other person associated with the Company, any Beneficial Owner of 5% or more of any class of securities of the Company or its Affiliates or any Beneficial Owner of any unregistered equity securities of the Company or its Affiliates (i) a member of the FINRA, including former members of the NASD, (ii) a person associated or affiliated with a member of the FINRA, including former members of the NASD, or (iii) a potential initial purchaser/Underwriter or Related Person with respect to the proposed offering of the Company’s securities, or does any such person have any other direct or indirect Affiliation or Association with any member of the FINRA, including former members of the NASD?

Yes                                           No

If you answered “YES” to any of the questions above, please elaborate on your response below :

(i) Do you have any other information pertaining to underwriting compensation or Arrangements (other than the underwriting commission to be disclosed on the cover of the Prospectus Supplement), including any rights, reimbursements, securities, fees (wholesaling, finders or other), continuing (or “back-end”) compensation, sales incentives (cash or non-cash), or other items of value received by any potential Underwriter or Related Person or to be received by any potential Underwriter or Related Person, in the future from the Company, its affiliates, Officers, Directors, employees or security holders?

Yes                                           No

If you answered “YES” to any of the questions above, please elaborate on your response below :

(j) Please describe any other non-public Arrangements or dealings known to you, not already described above, between the Company, its Affiliates or any equity holder thereof, on the one hand, and any member of the FINRA, or formerly the NASD, or any Person Associated or Affiliated with a member of the FINRA, or formerly the NASD, on the other hand below:

PLEASE CHECK TO MAKE SURE YOU HAVE ANSWERED EVERY QUESTION, INDICATING “NONE” OR “NOT APPLICABLE” WHERE APPROPRIATE.

The undersigned hereby agrees to notify Kristen Ford (713-951-5813) immediately in the event of any development prior to the completion of the Offering which would change or make incorrect or incomplete any of the above answers or statements.

Dated: August ___, 2012

SELLING STOCKHOLDER

By:

Name:

Title:

Appendix A

“Affiliate” The term “Affiliate” of the Company or person “Affiliated” with the Company includes any of the following persons:

1. any Director or Officer of the Company; and

2. any person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Company.

“Affiliate of a FINRA Member” The term “Affiliate of a FINRA Member” means an entity that Controls, is Controlled by or is under common Control with a FINRA Member. An entity is presumed to Control a FINRA Member if the entity has (1) beneficial ownership of 10% or more of the outstanding common equity of the entity, including any right to receive such securities within 60 days of the FINRA Member’s participation in a public offering; (2) the right to 10% or more of the distributable profits or losses of an entity that is a partnership, including any right to receive an interest in such distributable profits or losses within 60 days of the FINRA Member’s participation in a public offering; (3) beneficial ownership of 10% or more of the outstanding subordinated debt of an entity, including any right to receive such subordinated debt within 60 days of the FINRA Member’s participation in a public offering; (4) beneficial ownership of 10% or more of the outstanding preferred equity of an entity, including any right to receive such preferred equity within 60 days of the FINRA Member’s participation in a public offering; or (5) the power to direct or cause the direction of the management or policies of an entity. (NASD Rule 2720(f)(1) of the FINRA Manual).

“Arrangement” The term “Arrangement” includes any contract, arrangement, agreement or understanding, whether written or oral.

“Associate” An “Associate” of, or a person “associated” with, you means:

1. any Immediate Family Member,

2. any corporation or organization (other than the Company or its subsidiaries) of which you are an Officer or partner or directly or indirectly the Beneficial Owner of 10% or more of any class of equity securities, or

3. any trust or estate in which you have a substantial Beneficial Ownership interest or as to which you serve as a trustee, executor or in a similar fiduciary capacity.

“Beneficial Ownership” A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with others:

1. Voting power, which includes the power to vote, or direct the voting of, such security, or

2. Investment power, which includes the power to dispose of, or direct the disposition of, such security.

In addition, a person is deemed to have Beneficial Ownership of a security if that person has the right to acquire Beneficial Ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (1) through the exercise of any option, warrant or right, (2) through the conversion of any security or (3) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

A person may also be deemed to be the Beneficial Owner of a security owned by that person’s spouse or relatives and over which that person had or shared Voting Power or Investment Power or both. With respect to securities owned by a person’s spouse, minor children and other relatives sharing his/her home, the Securities and Exchange Commission has stated that the determination of Beneficial Ownership is a question to be determined in the light of the particular facts. It has also indicated that the relationship of a person to his/her spouse and minor children ordinarily results in the person obtaining benefits substantially equivalent to ownership of the securities held by them, such as:

1. the ability to exercise a controlling influence over the purchase, sale or voting of the securities;

2. the ability to obtain title to the securities at once or in the future; or

3. the application of the income to meet expenses which a person otherwise would meet from other sources.

It should be noted that a person reporting securities of family members may state that the report is not an admission of Beneficial Ownership of such securities and may disclaim such ownership.

Please note that any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of Beneficial Ownership of a security or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements with respect to Beneficial Ownership shall be deemed to be the Beneficial Owner of such security.

The final determination of the existence of Beneficial Ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim Beneficial Ownership of securities that might otherwise be considered Beneficially Owned by you.

“Control” The term “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Director” For purpose of this Questionnaire, “Director” shall mean any Director of a corporation, trustee of a trust, general partner of a partnership, or any person who performs for an organization functions similar to those performed by the foregoing persons.

“FINRA” The Financial Industry Regulatory Authority, Inc.

“FINRA Member” The term “FINRA Member” means any broker or dealer admitted to membership in FINRA or any individual, partnership, corporation or other legal entity admitted to membership in FINRA under the provisions of Articles III and IV of FINRA By-laws. (Article I, Part (ee) of the FINRA By-Laws).

“Immediate Family Member” The term “Immediate Family” means parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent by an employee of, or person associated, with a member.

“Material” The term “material,” when used to qualify a requirement for the furnishing of information as to any subject, unless otherwise indicated, limits the information required to those matters as to which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to purchase the Company’s common stock.

“NASD” The National Association of Securities Dealers, Inc.

“Officer” The term “Officer” means a president, vice president, secretary, treasurer or principal financial officer, controller or principal accounting officer and any person routinely performing corresponding functions with respect to any organization whether incorporated or unincorporated.

“Person” The term “Person” includes any natural person, partnership, corporation, association, or other legal entity.

“Underwriter or Related Person” The term “Underwriter or Related Person consists of underwriter’s counsel, financial consultants and advisors, finders, any FINRA Member, and any other persons related to any FINRA Member.